Exhibit 99.1
FOR IMMEDIATE RELEASE
Smart Move, Inc. Reports First Quarter 2008 Results
Comparable Revenue Increase 21%
Moves in Progress increase 88%
Denver, Colorado — (Business Wire) — May 19, 2008 — Smart Move, Inc. (AMEX: MVE) today reported financial results for its first quarter ended March 31, 2008.
Highlights for the first quarter of 2008 as compared to the first quarter of 2007 include:
•	Q1-2008 Revenues increased 21% to $1.1 million as compared to Q1-2007.
•
Moves in progress increased 88% to $1.27 million at March 31, 2008. (A “move in progress” is a customer move confirmed by a signed contract which move has not yet been completed. The costs associated with moves in progress are reflected as deferred costs and any cash collected on a move in progress is reflected as deferred revenue.)

•
Established strategic working relationships with two of the top corporate relocation companies in the United States to engage their resources to expand the reach of Smart Move’s innovative programs directly to major corporations.

•	The company established new alliances and arrangements with Wheaton Van Lines, and United Van Lines to supply their national operations with SmartVaults™ and expedited transit logistics services.
•
Smart Move acquired the household goods transportation brokerage business of Star Move Alliance, and witnessed a significant increase in the number of accessible move leads that identify potential business opportunities. These leads also foster marketing synergies we are developing with our van line partners.

“In order to execute our business plan we require additional capital from external sources and we continue to face significant risks and uncertainties discussed in our recent 10-Q report relating to our financing requirements, commented Chris Sapyta, President and Chief Executive Officer of Smart Move. I’m pleased, however, that despite the overall economic weakness, and the well documented decline in housing sales and relocation activity, Smart Move continues to see growth in internal bookings. For example, in the recent week ended May 9, 2008 the company recorded the highest number of booked moves and highest value of revenue bookings in the Company’s history, Sapyta added. We had anticipated from prior years that the highest revenue booking weeks would normally not come until late June or July, but these recent booking results reflect we have already eclipsed certain of the benchmarks we monitor at a much earlier stage in the moving season”.
“I would like to thank all of the employees at Smart Move for their continued effort and dedication to not only hitting sales goals, but most importantly executing and performing on each of our moves. Our customers continue to get the best customer service and moving experience available, and this is the value proposition that will continue to ensure that we produce positive results for many years into the future.”
First Quarter 2008 Results
Smart Move’s comparable revenue for the first quarter increased by $197,342 to $1,145,290, an increase of 21%. The net loss for the first quarter increased to $3,172,919 compared to a net loss of $1,524,259 incurred in the first quarter of 2007. The increase in the net loss is due primarily to:
•	Increase in depreciation expense of $333,889
•	Increase in interest expense of $682,398 (of which $606,934 is an increase in non cash amortization of debt discounts)
•	Loss on debt extinguishment of $361,981
•	An income tax benefit of $980,000 reduced the loss in 2007.

Conference Call
The Company will host a conference call to discuss first quarter 2008 financial results on, May 20, 2008 at 11:00 am Eastern standard time.
The conference call can be accessed live over the phone by dialing 800-240-5318, or for international +303-262-2054. A replay will be available one hour after the call and can be accessed from the Company’s website at www.gosmartmove.com under the investor relations section.
About Smart Move, Inc.
Smart Move is an innovative logistics company providing services through deployment of a fleet of Company-owned, SmartVault™ shipping containers to execute the movement of goods. Smart Move utilizes its proprietary and licensed technologies to efficiently manage its fleet of assets, providing superior security, scheduling flexibility and expedited service on behalf of its customers and alliance partners. Smart Move sells its services direct to moving consumers as well as providing moving capacity and guaranteed logistic services to van lines and agents nation wide. Smart Move has operations in the top 61 cities in the USA and its services are available to over 92% of the US population. Visit Smart Move’s web site at www.gosmartmove.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions. These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in laws or regulations and risks related to development activities as described in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007.
Investor Relations
Contact: Pete Bloomquist
Smart Move, Inc.
303-339-9558
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Statements of Operations

	Three Months Ended March 31,
	2008	2007
	(unaudited)

Sales	$1,145,290	$947,948

Cost of moving and storage	1,192,993	1,055,605
Depreciation and amortization	761,414	433,017

Total cost of moving and storage	1,954,407	1,488,622

Gross loss	(809,117)	(540,674)

Selling, general and administrative expenses (including noncash compensation of $67,349 and $62,650, respectively)	1,676,037	1,678,999
Depreciation and amortization	35,005	29,513

Total selling, general and administrative expenses	1,711,042	1,708,512

Operating loss	(2,520,159)	(2,249,186)

Other income (expense):
Interest income	3,851	149,076
Interest expense	(1,086,547)	(404,149)
Gain on value of derivative liability	791,917	—
Loss on debt extinguishment	(361,981)	—

Total other expense	(652,760)	(255,073)

Loss before income tax benefit	(3,172,919)	(2,504,259)
Income tax (benefit)	—	(980,000)

Net loss	$(3,172,919)	$(1,524,259)

Net loss per share:
Basic and diluted	$(0.26)	$(0.15)

Shares used to compute net loss per share:
Basic and diluted	12,166,228	10,171,092

Balance Sheets

	March 31,	December 31,
Condensed Balance Sheets	2008	2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$183,620	$369,189
Account receivable trade, net of allowance of $32,000 and $45,000, respectively	103,813	80,112
Packing supplies	93,190	94,437
Contracts in process	510,783	517,485
Prepaid and other	97,919	146,259

Total current assets	989,325	1,207,482

Property and equipment, net	15,146,299	15,942,718
Other assets	186,300	113,546

	15,332,599	16,056,264

Total assets	$16,321,924	$17,263,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,195,991	$2,550,281
Accrued interest	586,563	435,804
Deferred revenue	590,606	456,247
Current portion of long-term debt and notes payable, net of discounts of $2,880,474 and $1,051,310, respectively	1,304,634	409,070
Current portion of derivative liability	991,723
Current portion of obligations under capital leases	93,630	91,648

Total current liabilities	4,763,147	3,943,050

Long-term liabilities:
Long-term debt and notes payable, less current portion, net of discounts of $3,324,614 and $3,552,103, respectively	6,613,431	6,353,045
Obligations under capital leases, less current portion	119,580	145,653

Total long-term liabilities	6,733,011	6,498,698

Total liabilities	11,496,158	10,441,748

Commitments and contingent liabilities

Shareholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 12,399,623 and 10,979,699 issued and outstanding	1,239	1,097
Additional paid-in-capital	21,983,940	20,807,395
Accumulated deficit	(17,159,413)	(13,986,494)

Total shareholders’ equity	4,825,766	6,821,998

Total liabilities and shareholders’ equity	$16,321,924	$17,263,746